UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2007, Kindred Healthcare, Inc. (the “Company”) entered into an amendment (the “Amendment”) of the Master Lease among Health Care Property Investors, Inc. (“HCP”) and Health Care Property Partners and certain subsidiaries of the Company (the “Master Lease”). The Company also completed (i) the previously announced acquisition of the real estate related to eleven under-performing nursing centers (the “Nursing Centers”) previously leased from HCP and its affiliates and (ii) the previously announced sale and leaseback transaction with HCP with respect to three hospitals (the “Hospitals”) previously owned by the Company.

The Amendment (i) terminates the current annual rent of approximately $9.9 million on the Nursing Centers, (ii) adds the Hospitals to the Master Lease with a current annual rent of approximately $6.3 million and (iii) extends the initial expiration date of the Master Lease until January 31, 2017 except for one hospital which will have an expiration date of January 31, 2022.

Item 8.01.	Other Events.

Incorporated by reference is a press release issued by the Company on February 1, 2007, which is attached hereto as Exhibit 99.1.

Item 9.01.

(d)	Exhibits

Exhibit 99.1	Press release dated February 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 2, 2007	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Senior Vice President, Corporate Legal Affairs and Corporate Secretary

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